Exhibit 99.1

Oaktree Strategic Income Corporation Announces First Fiscal Quarter 2019 Financial Results and

Declares Distribution of $0.155 Per Share

LOS ANGELES, CA, February 7, 2019 - Oaktree Strategic Income Corporation (NASDAQ: OCSI) (“Oaktree Strategic Income” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended December 31, 2018.

Financial Highlights for the Quarter Ended December 31, 2018

•

Total investment income of $11.3 million ($0.38 per share), down from $14.7 million ($0.50 per share) for the fourth fiscal quarter of 2018, and up from $10.7 million ($0.36 per share) for the first fiscal quarter of 2017.

•

Net investment income of $4.9 million ($0.17 per share), down from $5.6 million ($0.19 per share) for the fourth fiscal quarter of 2018, and up from $4.5 million ($0.15 per share) for the first fiscal quarter of 2017.

•

Net asset value per share of $9.43, down from $10.04 for the fourth fiscal quarter of 2018 and $9.84 for the first fiscal quarter of 2017 primarily due to a decline in certain liquid debt investments resulting from the broader market volatility experienced during the quarter ended December 31, 2018.

•	Originated $93.1 million of new investment commitments and received $73.1 million of proceeds from prepayments, exits, other paydowns and sales.

•	A quarterly distribution was declared of $0.155 per share, payable on March 29, 2019 to stockholders of record on March 15, 2019.

Edgar Lee, Chief Executive Officer and Chief Investment Officer, said, “In the first quarter, OCSI had solid earnings and we made continued progress exiting non-core investments, which now represent less than 10% of the portfolio. The broader market volatility experienced during the quarter led to a decline in the prices of certain liquid debt investments at the end of the quarter. Since then, we have seen encouraging signs that market conditions are improving and have already experienced some recovery in the prices of our liquid debt investments. Despite the mark-to-market decline, we believe that the credit quality of the portfolio is very strong and that we are well positioned to preserve capital and provide attractive risk-adjusted returns to our shareholders.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.155 per share, payable on March 29, 2019 to stockholders of record on March 15, 2019.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended
	December 31, 2018	September 30, 2018	December 31, 2017
Operating results:
Interest income	$11,203,567	$13,436,037	$10,034,267
PIK interest income	7,745	536,377	298,414
Fee income	47,635	751,808	398,049

Total investment income	11,258,947	14,724,222	10,730,730
Net expenses	6,395,410	9,160,910	6,183,955

Net investment income	4,863,537	5,563,312	4,546,775
Net realized and unrealized gains (losses)	(18,064,228)	2,795,998	(2,640,807)

Net increase (decrease) in net assets resulting from operations	(13,200,691)	8,359,310	1,905,968

Net investment income per common share	$0.17	$0.19	$0.15
Net realized and unrealized gains (losses) per common share	$(0.62)	$0.09	$(0.09)
Earnings (loss) per common share — basic and diluted	$(0.45)	$0.28	$0.06

		As of
		December 31, 2018	September 30, 2018
Select balance sheet and other data:
Investment portfolio at fair value		$553,351,420	$556,841,828
Total debt outstanding		262,156,800	275,056,800
Net assets		277,977,380	295,745,420
Net asset value per share		9.43	10.04
Total leverage		0.94x	0.93x

Total investment income for the quarter ended December 31, 2018 was $11.3 million, which primarily consisted of $11.2 million of interest income from portfolio companies.

Net expenses for the quarter were $6.4 million, a $2.8 million decrease from $9.2 million in the prior quarter. The decrease was primarily due to a $2.0 million one-time write-off of previously unamortized financing costs in connection with the redemption of the $309.0 million debt securitization that occurred during the three months ended September 30, 2018 and a $0.8 million decrease in Part I incentive fees (net of waivers) as a result of lower pre-incentive fee net investment income during the three months ended December 31, 2018.

Net realized and unrealized losses on the investment portfolio for the quarter were $18.1 million.

Portfolio and Investment Activity

	As of
(Dollar amounts in thousands)	December 31, 2018	September 30, 2018	December 31, 2017
Investments at fair value	$553,351	$556,842	$541,408
Number of portfolio companies	79	75	66
Average portfolio company debt size	$7,100	$7,600	$8,300

Asset class:
Senior secured debt	90.1%	89.1%	89.2%
Unsecured debt	9.9%	10.5%	10.6%
Equity	—%	0.4%	0.2%

Non-accrual debt investments:
Non-accrual investments at fair value	$50	$50	$6,352
Non-accrual investments as a percentage of debt investments	—%	—%	1.2%
Number of investments on non-accrual	1	1	3

Interest rate type:
Percentage floating-rate	100.0%	100.0%	100.0%

Yields:
Weighted average yield on debt investments (1)	7.8%	7.7%	7.1%
Cash component of weighted average yield on debt investments	7.7%	7.6%	6.9%
Weighted average yield on total portfolio investments (2)	7.8%	7.7%	6.9%

Investment activity:
New investment commitments	$93,100	$91,800	$136,200
New funded investment activity (3)	$87,000	$91,000	$143,900
Proceeds from prepayments, exits, other paydowns and sales	$73,100	$101,700	$161,400
Net new investments (4)	$13,900	$(10,700)	$(17,500)
Number of new investment commitments in new portfolio companies	12	13	17
Number of new investment commitments in existing portfolio companies	7	2	3
Number of portfolio company exits	9	9	22

(1)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on debt investments in the OCSI Glick JV.

(2)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on debt investments in the OCSI Glick JV.

(3)	New funded investment activity is reflected net of original issue discount and includes drawdowns on existing revolver commitments.

(4)	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of December 31, 2018, the fair value of the Company’s investment portfolio was $553.4 million and was comprised of investments in 79 companies, including the Company’s investments in OCSI Glick JV LLC (“OCSI Glick JV”).

At fair value, 90.1% of the Company’s portfolio as of December 31, 2018 consisted of senior secured floating-rate debt investments, including 85.7% of first lien loans and 4.4% of second lien loans, and 9.9% consisted of a subordinated note investment in the OCSI Glick JV.

As of December 31, 2018, there was one investment on which the Company had stopped accruing cash and/or PIK interest or original issue discount (“OID”) income that, in the aggregate, represented 0.14% of the debt portfolio at cost and 0.01% at fair value.

As of December 31, 2018, the OCSI Glick JV had $159.2 million in assets, including senior secured loans to 32 portfolio companies. The joint venture generated income of $1.5 million for Oaktree Strategic Income during the quarter ended December 31, 2018.

Liquidity and Capital Resources

As of December 31, 2018, the Company had $15.0 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $262.2 million, and $192.8 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 4.5% as of December 31, 2018.

As of December 31, 2018, the Company’s total leverage ratio was 0.94x debt-to-equity.

Conference Call Information

Oaktree Strategic Income will host a conference call to discuss its first fiscal quarter results at 12:30 p.m. Eastern Time / 9:30 a.m. Pacific Time on February 7, 2019. The conference call may be accessed by dialing (877) 507-4376 (U.S. callers) or +1 (412) 317-5239 (non-U.S. callers), participant password “Oaktree Strategic Income.” During the earnings conference call, Oaktree Strategic Income intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Strategic Income website, www.oaktreestrategicincome.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Strategic Income’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Strategic Income’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10127880, beginning approximately one hour after the broadcast.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. The firm seeks to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing innovative first-lien financing solutions to companies across a wide variety of industries. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Strategic Income is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income’s website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Strategic Income Corporation

Michael Mosticchio

(212) 284-1900

ocsi-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Strategic Income Corporation

Consolidated Statements of Assets and Liabilities

	December 31, 2018 (unaudited)	September 30, 2018
ASSETS
Investments at fair value:
Control investments (cost December 31, 2018: $73,440,352; cost September 30, 2018: $73,501,970)	$54,535,309	$58,512,170
Non-control/Non-affiliate investments (cost December 31, 2018: $515,681,060; cost September 30, 2018: $499,423,794)	498,816,111	498,329,658

Total investments at fair value (cost December 31, 2018: $589,121,412; cost September 30, 2018: $572,925,764)	553,351,420	556,841,828

Cash and cash equivalents	6,892,598	10,439,023
Restricted cash	8,081,210	5,992,764
Interest, dividends and fees receivable	3,074,356	3,139,334
Due from portfolio companies	50,826	167,946
Receivables from unsettled transactions	2,939,282	5,143,533
Deferred financing costs	2,329,897	2,469,675
Derivative asset at fair value	—	45,807
Other assets	1,009,609	891,960

Total assets	$577,729,198	$585,131,870

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$552,712	$649,781
Base management fee and incentive fee payable	1,139,267	1,915,682
Due to affiliate	2,855,707	1,700,952
Interest payable	2,549,429	1,130,735
Payables from unsettled transactions	30,419,142	8,932,500
Derivative liability at fair value	28,761	—
Director fees payable	50,000	—
Credit facilities payable	262,156,800	275,056,800

Total liabilities	299,751,818	289,386,450
Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 150,000,000 shares authorized; 29,466,768 shares issued and outstanding as of December 31, 2018 and September 30, 2018	294,668	294,668
Additional paid-in-capital	370,751,389	370,751,389
Accumulated overdistributed earnings	(93,068,677)	(75,300,637)

Total net assets (equivalent to $9.43 and 10.04 per common share as of December 31, 2018 and September 30, 2018, respectively)	277,977,380	295,745,420

Total liabilities and net assets	$577,729,198	$585,131,870

Oaktree Strategic Income Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended December 31, 2018	Three months ended September 30, 2018	Three months ended December 31, 2017
Interest income:
Control investments	$1,485,423	$928,198	$1,198,697
Non-control/Non-affiliate investments	9,651,149	12,443,148	8,764,475
Interest on cash and cash equivalents	66,995	64,691	71,095

Total interest income	11,203,567	13,436,037	10,034,267

PIK interest income:
Control investments	—	528,743	295,151
Non-control/Non-affiliate investments	7,745	7,634	3,263

Total PIK interest income	7,745	536,377	298,414

Fee income:
Non-control/Non-affiliate investments	47,635	751,808	398,049

Total fee income	47,635	751,808	398,049

Total investment income	11,258,947	14,724,222	10,730,730

Expenses:
Base management fee	1,414,767	1,437,341	1,412,172
Part I incentive fee	854,378	1,180,825	259,722
Professional fees	458,612	308,234	1,020,183
Directors fees	105,000	105,000	130,000
Interest expense	3,222,954	5,482,159	2,764,477
Administrator expense	434,867	197,206	279,684
General and administrative expenses	332,226	446,961	435,210

Total expenses	6,822,804	9,157,726	6,301,448
Fees waived	(427,394)	3,184	(117,493)

Net expenses	6,395,410	9,160,910	6,183,955

Net investment income	4,863,537	5,563,312	4,546,775

Unrealized appreciation (depreciation):
Control investments	(3,915,243)	275,475	(721,175)
Affiliate investments	—	—	75,916
Non-control/Non-affiliate investments	(15,770,813)	2,218,715	2,387,158
Foreign currency forward contract	(74,568)	45,807	—

Net unrealized appreciation (depreciation)	(19,760,624)	2,539,997	1,741,899

Realized gains (losses):
Affiliate investments	—	—	28
Non-control/Non-affiliate investments	1,447,306	379,381	(4,382,734)
Foreign currency forward contract	249,090	(123,380)	—

Net realized gains (losses)	1,696,396	256,001	(4,382,706)

Net realized and unrealized gains (losses)	(18,064,228)	2,795,998	(2,640,807)

Net increase (decrease) in net assets resulting from operations	$(13,200,691)	$8,359,310	$1,905,968

Net investment income per common share — basic and diluted	$0.17	$0.19	$0.15
Earnings (loss) per common share — basic and diluted	$(0.45)	$0.28	$0.06
Weighted average common shares outstanding — basic and diluted	29,466,768	29,466,768	29,466,768